Exhibit 99.1

ELECTRONIC ARTS REPORTS Q3 FY12 FINANCIAL RESULTS

Q3 Non-GAAP Revenue and EPS Ahead of Expectations

Highest Operating Cash Flow in 31 Quarters

More Than $1 Billion in Non-GAAP Digital Revenue in Calendar Year 2011

Battlefield 3 and FIFA 12 Each Sells-Through Over 10 Million Units

Origin Generates $100 Million in Calendar Year 2011

Star Wars: The Old Republic Has More Than 1.7 Million Active Subscribers

REDWOOD CITY, CA – February 1, 2012 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2011.

“We are pleased to report a strong holiday quarter driven by Battlefield 3, FIFA12 and a strong showing by our digital games and services,” said Chief Executive Officer John Riccitiello. “Star Wars: The Old Republic is developing a committed community of players with more than 1.7 million active subscribers and growing.”

“We recorded our highest operating cash flow in 31 quarters and grew segment share in both Europe and North America,” said Eric Brown, Chief Financial Officer. “Third quarter non-GAAP digital revenue grew 79% year-over year, and we achieved our goal of generating over $1 billion in non-GAAP digital revenue on a trailing-twelve-month basis.”

Selected Operating Highlights and Metrics:

•	Star Wars®: The Old Republic™ has generated 1.7 million active subscribers and sold through more than 2 million units in a little over one month.

•	Battlefield 3™ and FIFA 12 each sold through more than 10 million units. Madden NFL 12 has sold through almost 5 million units life-to-date.

•	EA was the number one publisher by segment share in Western markets for the calendar year, where EA segment share grew by 3% to 20% in Europe and by 1% to 17% in North America.

•	PopCap – which joined EA in August has grown revenue by 30 percent on a trailing-twelve-month basis.

•	EA’s Playfish social gaming network released Risk™: Factions in partnership with Hasbro.

•

EA was the number one game publisher in the Apple App StoreSM in December. In December, EA’s first free-to-play mobile game, The Sims™: FreePlay, reached the number one position on the list of top-grossing iPad® Apps.

•	EA’s Nucleus registration system now has a database of more than 168 million consumers.

•

Origin™ – EA’s direct-to-consumer digital service has registered more than 9.3 million consumers and generated more than $100 million in non-GAAP revenue since launch. Origin has publishing agreements with Warner Brothers, THQ, CapCom and recently added 11 new publishing partners including Trion and Robot Entertainment.

•	Non-GAAP digital revenue exceeded $1 billion in calendar year 2011 and continues to grow significantly with new subscriptions, micro-transactions and advertising.

Investors: Rob Sison, 650-628-7787	Media: Jeff Brown, 650-628-7922

Q3 FY12 Financial Highlights:

Non-GAAP net revenue of $1,651 million exceeded our guidance of $1,550 million to $1,650 million. Non-GAAP diluted earnings per share of $0.99 exceeded our guidance of $0.85 to $0.95. Non-GAAP net revenue in Q3 fiscal 2012 was higher as compared to Q3 fiscal 2011 driven by digital growth and by the successful launches of Battlefield 3 and Star Wars: The Old Republic.

(in millions of $ except per share amounts)	Quarter Ended 12/31/11	Quarter Ended 12/31/10
Net Digital Revenue	$274	$195
Net Publishing Packaged Goods and Other Revenue	738	767
Net Distribution Packaged Goods Revenue	49	91

GAAP Total Net Revenue	1,061	1,053

Non-GAAP Net Digital Revenue	$377	$211
Non-GAAP Net Publishing Packaged Goods and Other Revenue	1,225	1,108
Non-GAAP Net Distribution Packaged Goods Revenue	49	91

Non-GAAP Total Net Revenue	1,651	1,410

GAAP Net Loss	(205)	(322)
Non-GAAP Net Income	334	196
GAAP Diluted Loss Per Share	(0.62)	(0.97)
Non-GAAP Diluted Earnings Per Share	0.99	0.59

Cash Flow from Operations	475	349

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share data)	TTM Ended 12/31/11	TTM Ended 12/31/10
GAAP Net Revenue	$3,865	$3,478
GAAP Net Loss	(173)	(397)
GAAP Diluted Loss Per Share	(0.54)	(1.20)

Non-GAAP Net Revenue	4,204	3,683
Non-GAAP Net Income	311	173
Non-GAAP Diluted Earnings Per Share	0.92	0.52

Cash Flow from Operations	243	320

Q3 FY12 Digital Metrics:

(in millions)	Quarter Ended 12/31/11	Quarter Ended 12/31/10
GAAP Net Mobile Revenue	$70	$59
Non-GAAP Net Mobile Revenue	$83	$64
Monthly Active Users (MAU) in Social Games	52	39
Core Registered Users	160	98

Business Outlook as of February 1, 2012

The following forward-looking statements, as well as those made above, reflect expectations as of February 1, 2012. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fourth Quarter Fiscal Year 2012 Expectations – Ending March 31, 2012

•	GAAP net revenue is expected to be approximately $1.425 billion to $1.475 billion.

•	Non-GAAP net revenue is expected to be approximately $925 million to $975 million.

•	GAAP diluted earnings per share is expected to be approximately $1.45 to $1.59.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.10 to $0.20.

•	For purposes of calculating fourth quarter fiscal year 2012 diluted earnings per share, the Company estimates a share count of 338 million.

•	Expected non-GAAP net income excludes the following from expected GAAP net income:

•	Non-GAAP net revenue is expected to be approximately $500 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $45 million of estimated stock-based compensation;

•	Approximately $20 million of acquisition-related expenses;

•	Approximately $2 million of restructuring charges;

•	Approximately $5 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $28 million to $41 million higher than GAAP tax benefit.

Fiscal Year 2012 Key Titles by Label and Platform

Q1	Games	Alice: Madness Returns(2)	Console		PC
		Portal 2(1)	Console		PC
		Shadows of the Damned(2)	Console

	Maxis	Darkspore			PC

Q2	Sports	FIFA 12	Console	Handheld/Mobile	PC
		Madden NFL 12	Console	Handheld/Mobile
		NCAA Football 12	Console
		NHL 12	Console

	Maxis	Harry Potter And The Deathly Hallows Part 2	Console	Handheld/Mobile	PC

Q3	Games	Battlefield 3	Console		PC
		Need for Speed The Run	Console	Handheld/Mobile	PC

	Sports	FIFA Manager 12			PC

	Maxis	The Sims 3 Pets	Console	Handheld/Mobile	PC

	EAi	Hasbro Family Game Night 4	Console

	BioWare	Star Wars: The Old Republic			PC

Q4	Games	Kingdoms of Amalur: Reckoning(2)	Console		PC
		Syndicate(2)	Console		PC

	BioWare	Mass Effect 3	Console	Handheld/Mobile	PC

	Sports	SSX	Console
		EA SPORTS Grand Slam Tennis 2	Console
		FIFA Street	Console
		Tiger Woods PGA TOUR 13	Console

Note: (1) Distribution Title, (2) Co-Published Title.

This Key Titles Schedule is current as of February 1, 2012 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on February 1, 2012 at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2011 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until February 15, 2012 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount

•	Change in deferred net revenue (packaged goods and digital content)

•	Loss on licensed intellectual property commitment

•	Loss (gain) on strategic investments

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated period of game play. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (Gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fourth quarter guidance information under the heading “Business Outlook”, and the fiscal year 2012 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011.

These forward-looking statements are current as of February 1, 2012. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2011.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. In fiscal year 2011, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

The Sims Social, Need for Speed, The Sims, Pogo, EA SPORTS, Alice: Madness Returns, SSX, Darkspore, Origin and Syndicate are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield 3 is a trademarks of EA Digital Illusions CE AB. Playfish is a trademark of Electronic Arts Ltd. FAMILY GAME NIGHT is a trademark of Hasbro and used with permission. GRAND SLAM is a registered Trademark jointly owned by Tennis Australia, French Tennis Federation, All England Lawn Tennis Club (AELTC) and the United States Tennis Association. GRAND SLAM is used by EA with the permission of the GSTP. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. STAR WARS and related properties are trademarks in the United States and/or other countries of Lucasfilm Ltd. and/or its affiliates. Shadows of the Damned is a trademark of GRASSHOPPER MANUFACTURE INC. RISK is a trademark of Hasbro and is used with permission. John Madden, NFL, NCAA, NHL, FIFA, Tiger Woods, PGA TOUR are trademarks of their respective owners and used with permission. App Store is at service mark of Apple Inc. iPad is a trademark of Apple Inc., registered in the U.S. and other countries. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Net revenue	$1,061	$1,053	$2,775	$2,499
Cost of goods sold	552	586	1,224	1,171

Gross profit	509	467	1,551	1,328
Operating expenses:
Marketing and sales	269	253	631	553
General and administrative	98	75	260	226
Research and development	325	273	928	825
Acquisition-related contingent consideration	(11)	1	8	(25)
Amortization of intangibles	11	14	37	44
Restructuring and other	—	154	17	162

Total operating expenses	692	770	1,881	1,785

Operating loss	(183)	(303)	(330)	(457)
Gain on strategic investments, net	—	—	—	23
Interest and other income (expense), net	(10)	—	(13)	6

Loss before provision for (benefit from) income taxes	(193)	(303)	(343)	(428)
Provision for (benefit from) income taxes	12	19	(19)	(1)

Net loss	$(205)	$(322)	$(324)	$(427)

Loss per share
Basic and Diluted	$(0.62)	$(0.97)	$(0.98)	$(1.29)
Number of shares used in computation
Basic and diluted	332	332	331	330

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Net loss	$(205)	$(322)	$(324)	$(427)
Acquisition-related expenses	14	18	70	28
Amortization of debt discount	5	—	9	—
Change in deferred net revenue (packaged goods and digital content)	590	357	434	334
Gain on strategic investments	—	—	—	(23)
Loss on licensed intellectual property commitment (COGS)	—	—	—	(1)
Restructuring and other	—	154	17	162
Stock-based compensation	48	46	129	136
Income tax adjustments	(118)	(57)	(107)	(59)

Non-GAAP net income	$334	$196	$228	$150

Non-GAAP earnings per share
Basic	$1.01	$0.59	$0.69	$0.45
Diluted	$0.99	$0.59	$0.67	$0.45
Number of shares used in Non-GAAP computation
Basic	332	332	331	330
Diluted	338	335	338	333

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2011	2011 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,242	$1,579
Short-term investments	406	497
Marketable equity securities	143	161
Receivables, net of allowances of $295 and $304, respectively	526	335
Inventories	69	77
Deferred income taxes, net	92	56
Other current assets	328	327

Total current assets	2,806	3,032
Property and equipment, net	547	513
Goodwill	1,716	1,110
Acquisition-related intangibles, net	402	144
Deferred income taxes, net	44	49
Other assets	181	80

TOTAL ASSETS	$5,696	$4,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112	$228
Accrued and other current liabilities	846	768
Deferred net revenue (packaged goods and digital content)	1,439	1,005

Total current liabilities	2,397	2,001
0.75% convertible senior notes due 2016, net	534	—
Income tax obligations	183	192
Deferred income taxes, net	82	37
Other liabilities	235	134

Total liabilities	3,431	2,364
Common stock	3	3
Paid-in capital	2,549	2,495
Accumulated deficit	(477)	(153)
Accumulated other comprehensive income	190	219

Total stockholders’ equity	2,265	2,564

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,696	$4,928

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
OPERATING ACTIVITIES

Net loss	$(205)	$(322)	$(324)	$(427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquisition-related contingent consideration	(11)	1	8	(25)
Depreciation, amortization and accretion, net	54	44	148	138
Net gains on investments and sale of property and equipment	—	—	(12)	(24)
Other non-cash restructuring charges	(3)	2	(3)	1
Stock-based compensation	48	48	129	138
Change in assets and liabilities:
Receivables, net	39	57	(176)	(180)
Inventories	22	51	11	(4)
Other assets	(18)	(23)	(81)	(9)
Accounts payable	(93)	(47)	(150)	59
Accrued and other liabilities	48	176	50	34
Deferred income taxes, net	4	5	(44)	32
Deferred net revenue (packaged goods and digital content)	590	357	434	334

Net cash provided by (used in) operating activities	475	349	(10)	67

INVESTING ACTIVITIES

Capital expenditures	(44)	(15)	(128)	(38)
Proceeds from sale of property	—	—	26	—
Proceeds from sale of marketable equity securities	—	—	—	132
Proceeds from maturities and sales of short-term investments	144	85	463	282
Purchase of short-term investments	(195)	(105)	(374)	(367)
Acquisition of subsidiaries, net of cash acquired	(19)	(16)	(676)	(16)

Net cash used in investing activities	(114)	(51)	(689)	(7)

FINANCING ACTIVITIES
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	617	—
Proceeds from issuance of warrants	—	—	65	—
Purchase of convertible note hedge	—	—	(107)	—
Proceeds from issuance of common stock	4	—	39	17
Excess tax benefit from stock-based compensation	1	—	4	—
Repurchase and retirement of common stock	(41)	—	(230)	—

Net cash provided by (used in) financing activities	(36)	—	388	17

Effect of foreign exchange on cash and cash equivalents	(13)	(1)	(26)	3

Increase (decrease) in cash and cash equivalents	312	297	(337)	80
Beginning cash and cash equivalents	930	1,056	1,579	1,273

Ending cash and cash equivalents	$1,242	$1,353	$1,242	$1,353

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$1,053	$1,090	$999	$715	$1,061	1%
Change in deferred net revenue (packaged goods and digital content)	357	(95)	(475)	319	590

Non-GAAP net revenue	$1,410	$995	$524	$1,034	$1,651	17%

Gross Profit
GAAP gross profit	$467	$762	$759	$283	$509	9%
Acquisition-related expenses	3	3	3	8	14
Change in deferred net revenue (packaged goods and digital content)	357	(95)	(475)	319	590
Stock-based compensation	1	—	1	—	—

Non-GAAP gross profit	$828	$670	$288	$610	$1,113	34%

GAAP gross profit % (as a % of GAAP net revenue)	44%	70%	76%	40%	48%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	59%	67%	55%	59%	67%
Operating Income (Loss)
GAAP operating income (loss)	$(303)	$145	$227	$(374)	$(183)	(40%)
Acquisition-related expenses	18	24	18	38	14
Change in deferred net revenue (packaged goods and digital content)	357	(95)	(475)	319	590
Restructuring and other	154	(1)	18	(1)	—
Stock-based compensation	46	38	38	43	48

Non-GAAP operating income (loss)	$272	$111	$(174)	$25	$469	72%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(29%)	13%	23%	(52%)	(17%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	19%	11%	(33%)	2%	28%

Net Income (Loss)
GAAP net income (loss)	$(322)	$151	$221	$(340)	$(205)	(36%)
Acquisition-related expenses	18	24	18	38	14
Amortization of debt discount	—	—	—	4	5
Change in deferred net revenue (packaged goods and digital content)	357	(95)	(475)	319	590
Restructuring and other	154	(1)	18	(1)	—
Stock-based compensation	46	38	38	43	48
Income tax adjustments	(57)	(34)	57	(46)	(118)

Non-GAAP net income (loss)	$196	$83	$(123)	$17	$334	70%

GAAP net income (loss) % (as a % of GAAP net revenue)	(31%)	14%	22%	(48%)	(19%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	14%	8%	(23%)	2%	20%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.97)	$0.45	$0.66	$(1.03)	$(0.62)	(36%)
Non-GAAP earnings (loss) per share	$0.59	$0.25	$(0.37)	$0.05	$0.99	68%

Number of diluted shares used in computation
GAAP	332	336	337	331	332
Non-GAAP	335	336	331	337	338

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography Net Revenue
North America	528	530	501	337	500	(5%)
Europe	477	507	438	328	505	6%
Asia	48	53	60	50	56	17%

Total GAAP Net Revenue	1,053	1,090	999	715	1,061	1%

North America	169	(56)	(240)	144	310
Europe	163	(45)	(215)	174	235
Asia	25	6	(20)	1	45

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	357	(95)	(475)	319	590

North America	697	474	261	481	810	16%
Europe	640	462	223	502	740	16%
Asia	73	59	40	51	101	38%

Total Non-GAAP Net Revenue	1,410	995	524	1,034	1,651	17%

North America	50%	49%	50%	47%	47%
Europe	45%	46%	44%	46%	48%
Asia	5%	5%	6%	7%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	50%	48%	50%	46%	49%
Europe	45%	46%	42%	49%	45%
Asia	5%	6%	8%	5%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	767	838	647	450	738	(4%)
Wireless, Internet-derived, and Advertising (Digital)	195	211	232	234	274	41%
Distribution	91	41	120	31	49	(46%)

Total GAAP Net Revenue	1,053	1,090	999	715	1,061	1%

Publishing and Other	341	(152)	(452)	337	487
Wireless, Internet-derived, and Advertising (Digital)	16	57	(23)	(18)	103
Distribution	—	—	—	—	—

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	357	(95)	(475)	319	590

Publishing and Other	1,108	686	195	787	1,225	11%
Wireless, Internet-derived, and Advertising (Digital)	211	268	209	216	377	79%
Distribution	91	41	120	31	49	(46%)

Total Non-GAAP Net Revenue	1,410	995	524	1,034	1,651	17%

Publishing and Other	73%	77%	65%	63%	69%
Wireless, Internet-derived, and Advertising (Digital)	18%	19%	23%	33%	26%
Distribution	9%	4%	12%	4%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	79%	69%	37%	76%	74%
Wireless, Internet-derived, and Advertising (Digital)	15%	27%	40%	21%	23%
Distribution	6%	4%	23%	3%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON – GAAP
Platform Net Revenue
Xbox 360	285	336	345	213	331	16%
PLAYSTATION 3	282	357	308	169	314	11%
Wii	130	71	42	35	49	(62%)
PlayStation 2	20	4	3	15	7	(65%)

Total Consoles	717	768	698	432	701	(2%)
Mobile	59	70	57	55	70	19%
PSP	22	16	11	17	14	(36%)
Nintendo DS	49	28	8	7	15	(69%)

Total Mobile and Handhelds	130	114	76	79	99	(24%)
PC	155	171	205	178	214	38%
Other	51	37	20	26	47	(8%)

Total GAAP Net Revenue	1,053	1,090	999	715	1,061	1%

Xbox 360	126	(12)	(193)	140	174
PLAYSTATION 3	131	(75)	(197)	205	179
Wii	39	(44)	(26)	(1)	3
PlayStation 2	(1)	—	—	—	—
Mobile	5	(3)	—	—	13
PSP	—	(6)	(6)	—	(2)
Nintendo DS	8	(6)	(2)	—	9
PC	49	51	(51)	(25)	214

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	357	(95)	(475)	319	590

Xbox 360	411	324	152	353	505	23%
PLAYSTATION 3	413	282	111	374	493	19%
Wii	169	27	16	34	52	(69%)
PlayStation 2	19	4	3	15	7	(63%)

Total Consoles	1,012	637	282	776	1,057	4%
Mobile	64	67	57	55	83	30%
PSP	22	10	5	17	12	(45%)
Nintendo DS	57	22	6	7	24	(58%)

Total Mobile and Handhelds	143	99	68	79	119	(17%)
PC	204	222	154	153	428	110%
Other	51	37	20	26	47	(8%)

Total Non-GAAP Net Revenue	1,410	995	524	1,034	1,651	17%

Xbox 360	27%	31%	35%	30%	31%
PLAYSTATION 3	27%	33%	31%	23%	29%
Wii	12%	6%	4%	5%	5%
PlayStation 2	2%	—	—	2%	1%

Total Consoles	68%	70%	70%	60%	66%
Mobile	5%	6%	6%	8%	7%
PSP	2%	1%	1%	2%	1%
Nintendo DS	5%	3%	1%	1%	1%

Total Mobile and Handhelds	12%	10%	8%	11%	9%
PC	15%	16%	20%	25%	20%
Other	5%	4%	2%	4%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	29%	33%	29%	34%	31%
PLAYSTATION 3	30%	28%	21%	36%	30%
Wii	12%	3%	3%	4%	3%
PlayStation 2	1%	—	1%	1%	—

Total Consoles	72%	64%	54%	75%	64%
Mobile	4%	7%	11%	5%	5%
PSP	2%	1%	1%	2%	1%
Nintendo DS	4%	2%	1%	1%	1%

Total Mobile and Handhelds	10%	10%	13%	8%	7%
PC	14%	22%	29%	15%	26%
Other	4%	4%	4%	2%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY11	FY11	FY12	FY12	FY12	Change
CASH FLOW DATA
Operating cash flow	349	253	(274)	(211)	475	36%
Operating cash flow – TTM	320	320	194	117	243	(24%)
Capital expenditures	15	21	32	52	44	193%
Capital expenditures – TTM	60	59	80	120	149	148%
BALANCE SHEET DATA
Cash and cash equivalents	1,353	1,579	1,173	930	1,242	(8%)
Short-term investments	511	497	503	355	406	(21%)
Marketable equity securities	107	161	172	214	143	34%
Receivables, net	390	335	30	562	526	35%
Inventories	105	77	75	90	69	(34%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	1,100	1,005	530	849	1,439
Less: Beginning of the quarter	743	1,100	1,005	530	849

Change in deferred net revenue (packaged goods and digital content)	357	(95)	(475)	319	590

STOCK-BASED COMPENSATION
Cost of goods sold	1	—	1	—	—
Marketing and sales	6	5	5	6	7
General and administrative	10	8	9	9	11
Research and development	29	25	23	28	30

Total Stock-Based Compensation (excluding restructuring and other)	46	38	38	43	48
Restructuring and other	2	—	—	—	—

Total Stock-Based Compensation (including restructuring and other)	48	38	38	43	48

EMPLOYEES	7,742	7,645	7,973	8,687	9,043	17%